UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 27, 2010

SONICWALL, INC.
(Exact name of registrant as specified in its charter)

California	000-27723	77-0270079
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2001 Logic Drive
San Jose, California 95124
(408) 745-9600
(Address, including zip code and telephone number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

On April 21, 2010, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of SonicWALL, Inc. (the “Registrant”) adopted an Annual Bonus Program (the “Bonus Program”) for certain employees of the Registrant, including Named Executive Officers and the Chief Executive Officer, for fiscal year 2010.

The Bonus Program is intended to provide variable compensation opportunities for participants that are linked to achieving of annual performance objectives which are intended to increase shareholder value and the success of the Registrant.

Under the terms of the Bonus Program, the Committee has established a target Bonus Pool (the “Bonus Pool”) that is based upon achieving the total revenue and operating margin targets set forth in the Registrant’s annual operating plan approved by the Board in December 2009.

The size of the Bonus Pool will increase by a scheduled amount for each $5,000,000 of total revenue above the performance objective contained in the annual operating plan to a maximum of $20,000,000 above the targeted performance and will decrease by a scheduled amount for each $1,000,000 below the performance objective to a threshold approximately $10,000,000 below the performance objective as contained in the annual operating plan.

The size of the Bonus Pool will also increase or decrease  by a scheduled amount for each 1.0% variance in operating margin from the target set forth in the annual operating plan from a threshold of 3% below the targeted operating margin to a maximum of 1% above the targeted operating margin.

If actual performance falls below the threshold level for total revenue or operating margin, no payments from the Bonus Pool will be made under the Bonus Program to any eligible employee, including Named Executive Officers and the Chief Executive Officer.

Once the size of the Bonus Pool has been established, bonus payments to all participants in the Bonus Program, including our Chief Executive Officer and the other Named Executive Officers, shall be determined in the discretion of the Committee based upon achievement of individual performance objectives.  Bonus payments to Mr. Medeiros under the Bonus Program are capped at 100% of his Base Salary. Bonus payments to all other Named Executive Officers under the Bonus Program are capped at 50% of their respective Base Salaries.

The timing of payments of bonus payments under the Bonus Program will be determined by the Committee. Historically, annual bonus plan has been made on or about the date of filing of the Registrant’s annual report on Form 10-K but in no event will payments for the fiscal year 2010 Bonus Program be made later than March 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SonicWALL, Inc.

Date: April 27, 2010	By:	/s/ Robert D. Selvi
Name: Robert D. Selvi
Title : Chief Financial Officer